Exhibit 99.1

Sonic Foundry Announces First Fiscal Quarter 2023 Financial Results

MADISON, Wis. – February 9, 2023 - Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted leader in video creation and management solutions, and virtual and hybrid events, today announced consolidated financial results for its 2023 fiscal first quarter ended December 31, 2022.

Highlights for the First Quarter Ended December 31, 2022:

•	Total revenue was $5.0 million compared to $7.3 million in the prior-year quarter primarily due to client delays in renewals of support contracts due to macro environment concerns, foreign currency impact on Japanese operations, and supply chain disruptions.
•	Gross margin was 61% of revenue versus 71% of revenue in the prior year quarter, primarily due to accelerated depreciation on hosting infrastructure related to the AWS transition on a lower revenue base.
•	Net loss was $0.38 per diluted share compared to a net loss of $0.17 per diluted share in the first fiscal quarter of 2022.
•	Adjusted EBITDA was a negative $2.9 million compared to negative $1.1 million in the fiscal first quarter of 2022.
•	Secured $8.5 million in debt financing and raised $1.2 million in an equity agreement (Nov 2022).

Management Commentary:

“During the first quarter, we remained focused on executing our strategy to transform Sonic Foundry into a high-velocity, high-growth company. Our financial performance certainly reflected the challenging macroeconomic environment but is critical to view these results in the context of our overall strategic plan. We fully expected that our Mediasite business would encounter difficult conditions in a limited-growth market, which is why we devoted an enormous effort in 2022 to launch multiple brand-new initiatives that leverage our core strengths in markets that we believe are positioned for massive growth in the years ahead. Accordingly, the results in front of us today represent the cost of investment in a sound, future-oriented growth strategy that we are implementing as we speak. Our teams have been working tirelessly to deliver genuine progress across all three of the growth brands that we launched in 2022 – Vidable™, Global Learning Exchange™ (GLX) and Video Solutions. I am confident that each of these businesses is effectively transitioning from a launch phase into a growth and expansion-focused rollout and on pace to achieve profitability before the end of 2024,” said Sonic Foundry CEO Joe Mozden, Jr.

“Vidable, our next-gen solution that applies artificial intelligence to transform video content, continues to impress our Mediasite customers and is gaining wider adoption. After completing a trial of Vidable captioning services with Mediasite customers that resulted in 100% customer adoption, we have deployed several other new Vidable capabilities across a wider base of Mediasite customers. Over 75% of top U.S. Mediasite accounts are regularly using Vidable. Additionally, we now have integrations in place that will enable non-Mediasite customers access to the Vidable platform.”

“January marked an important milestone for our Global Learning Exchange, when our first students began classes in our Bahamas Hub. We have received numerous applications in the Bahamas for enrollments throughout 2023. In Nigeria, our partnerships with UNESCO-REF and with public institutions including the Office of the Senior Special Assistant to the President of Nigeria are beginning to bear fruit. We currently have a lengthy list of prospective students, and we are excited to deliver online higher education through our unique model to Nigerian students, who otherwise would not have the life-changing benefits of participating in higher education. Nigeria is an especially exciting prospect based on its size and the persistent supply/demand imbalance in its local higher education market. According to statistics from Oxford University, UNESCO, and The World Bank, over 75% of higher education applicants in Nigeria are denied admission on an annual basis – not because they lack the qualifications but because institutions in the region are at capacity. This imbalance translates to a target market of over 1.5 million students annually, and we believe that we have the right solution to win this market.”

“Our Video Solutions team is setting new standards of simplicity and reliability in the event content services market. Through a partnership with CTI Meeting Technology announced in January, we will provide event planners and organizers with a world-class, end-to-end content solution that allows them to manage all their content – including abstracts, presentations, graphic assets, and video—through a single integrated pipeline. Additionally, the innovative workflow that our team has developed with CTI will allow us to turn around high-quality on-demand video in one hour - a first for the events industry and a direct response to a specific, widespread pain point for event organizers. It is through carefully targeted innovations like this one that we expect to overcome market challenges and accelerate the long-term growth trajectory that I have outlined here and in previous communications.”

“And finally, the results of our core Mediasite business reflected ongoing uncertainty in the events market, as we anticipated. The environment in Japan was especially difficult. Previously, we had a thriving events business there, but unfavorable currency exchange rates and in-country COVID restrictions continued to have a negative impact on our business. These challenges reinforced our intense focus on executing our new growth opportunities and we expect these measures to begin showing meaningful traction over the next several quarters. As previously stated, our goal is to make these new business units profitable before we exit 2024. While there is still significant work ahead, I am confident in our team’s ability to execute, and we are excited about Sonic Foundry’s bright future,” concluded Mozden.

Fiscal First Quarter 2023 Operating Results:

Service revenue, which included support, cloud services, events, and professional services, was $4.1 million for the fiscal first quarter ended December 31, 2022, compared to prior-year-quarter service revenue of $5.2 million. Product revenue was $878 thousand compared to $2.0 million during the same period last year. Cloud services revenue, which also included event-related cloud services, decreased 16% to $1.7 million in the fiscal first quarter of 2022 compared to $1.8 million in the same quarter last year. Event revenue in the fiscal first quarter of 2022 was $1.1 million, compared with $1.4 million reported in the comparable year-ago quarter. Gross margin was $3.0 million for the fiscal first quarter of fiscal 2023, compared with $5.1 million in the same period of the prior fiscal year.

Non-GAAP Financial Information

To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense and severance from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net income to adjusted EBITDA for the first quarters ended December 31, 2022, and 2021 are included in the release.

About Sonic Foundry®, Inc.

Founded in 1991 and headquartered in Madison, Wis., Sonic Foundry (NASDAQ: SOFO) is dedicated to transforming how the world works and learns through innovative and scalable technology solutions. We help customers maximize the value of their video initiatives and infrastructure while leveraging our expertise and global footprint to help unlock a smarter, more connected world for learners, workers, and entrepreneurs everywhere. Sonic Foundry’s family of brands includes Mediasite®, Video Solutions, Vidable™ and Global Learning Exchange™ which are trusted by thousands of educational institutions, corporations, and health care organizations in dozens of countries around the world. For more information on how Sonic Foundry’s solutions can empower you and your organization to seize today’s opportunities as well as those of the future, visit www.sonicfoundry.com.

© 2023 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements

This news release contains estimates, projections, statements relating to our business plans, objectives, expected operating results and other statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results, prospects for growth and profitability of new product initiatives, and any statements we make about the company’s future. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business and are made as of the date of this report. These statements are inherently subject to known and unknown risks and uncertainties. There may be events in the future that we are not able to accurately predict, or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause actual results to differ materially from those currently anticipated include the following:

●	Uncertainties relating to our ability to successfully implement our evolving business strategy in new lines of business.
●	The impact of competition, customer adoption of our products and services, and the importance of video.
●	Our capital needs, ability to raise capital in the future and ability to meet debt covenants.
●	The ongoing effect and impact of public health crises, such as the coronavirus ("COVID-19") pandemic in particular as it impacts our events business.
●	The impact of global economic conditions, currency exchange rates, supply chain and other geopolitical developments on our business.
●	The effect of competition in the markets for our products.
●	Our financial condition and liquidity.
●	The occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems and the efforts to transition our leased data centers to the public cloud; and
●	Potential long-lived asset impairments.

Any forward-looking statements should be considered in context of the risks and other factors described above and disclosed in our periodic reports on Form 10-Q and Form 10-K, including the "Risk Factors" sections in such filings, and other filings with the SEC. These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department. All of the information and disclosures we make in this news release regarding our business, including any forward-looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Contacts

Media:

Eamon Doyle, Sonic Foundry

media@sonicfoundry.com

608-310-5891

Investors:

Margaret Boyce, Financial Profiles

mboyce@finprofiles.com

310-622-8247

Sonic Foundry, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except for share data)

(Unaudited)

	December 31,	September 30,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$7,981	$3,299
Accounts receivable, net of allowances of $151 & $53	3,436	4,923
Inventories	2,550	1,462
Investment in sales-type lease, current	274	281
Capitalized commissions, current	218	224
Prepaid expenses and other current assets	1,269	945
Total current assets	15,728	11,134
Property and equipment:
Leasehold improvements	1,391	1,460
Computer equipment	9,458	9,274
Furniture and fixtures	1,487	1,405
Total property and equipment	12,336	12,139
Less accumulated depreciation and amortization	9,160	8,705
Property and equipment, net	3,176	3,434
Other assets:
Investment in sales-type lease, long-term	210	221
Capitalized commissions, long-term	41	42
Right-of-use assets under operating leases	1,816	2,053
Deferred tax asset	164	275
Software development, net of amortization	3,194	2,445
Other long-term assets	333	296
Total assets	$24,662	$19,900
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,775	$1,904
Accrued liabilities	1,668	1,521
Current portion of unearned revenue	7,932	8,599
Current portion of finance lease obligations	10	10
Current portion of operating lease obligations	1,182	1,147
Current portion of notes payable and warrant debt, net of discounts	609	565
Current portion of notes payable due to related parties	1,988	—
Total current liabilities	15,164	13,746
Long-term portion of unearned revenue	1,214	1,140
Long-term portion of finance lease obligations	13	15
Long-term portion of operating lease obligations	702	975
Long-term portion of notes payable and warrant debt, net of discounts	381	356
Long-term portion of notes payable due to related parties	6,168	—
Other liabilities	98	90
Total liabilities	23,740	16,322
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 25,000,000 shares; 12,083,370 and 10,905,649 shares issued, respectively and 12,070,654 and 10,892,933 shares outstanding, respectively	121	109
Additional paid-in capital	219,816	218,145
Accumulated deficit	(217,913)	(213,525)
Accumulated other comprehensive loss	(933)	(982)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity	922	3,578
Total liabilities and stockholders’ equity	$24,662	$19,900

Sonic Foundry, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2022	2021
Revenue:
Product and other	$878	$2,009
Services	4,136	$5,244
Total revenue	5,014	7,253
Cost of revenue:
Product and other	337	861
Services	1,633	1,244
Total cost of revenue	1,970	2,105
Gross margin	3,044	5,148
Operating expenses:
Selling and marketing	2,928	3,091
General and administrative	1,620	1,798
Product development	2,788	1,774
Total operating expenses	7,336	6,663
Loss from operations	(4,292)	(1,515)
Non-operating income (expenses):
Interest expense, net	(146)	5
Other expense, net	187	(19)
Total non-operating income (expense)	41	(14)
Loss before income taxes	(4,251)	(1,529)
Income tax benefit (expense)	(137)	1
Net loss	$(4,388)	$(1,528)
Dividends on preferred stock	—	—
Net loss attributable to common stockholders	$(4,388)	$(1,528)
Loss per common share
– basic	$(0.38)	$(0.17)
– diluted	$(0.38)	$(0.17)
Weighted average common shares
– basic	11,482,256	9,077,492
– diluted	11,482,256	9,077,492

Sonic Foundry, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2022	2021
Operating activities
Net (loss)	$(4,388)	$(1,528)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Amortization of software development costs	6	—
Amortization of warrant debt, debt discount and debt issuance costs	21	8
Depreciation and amortization of property and equipment	480	252
Deferred income taxes	126	—
Loss on sale of fixed assets	—	167
Provision for doubtful accounts	(89)	(63)
Stock-based compensation expense related to stock options	319	221
Remeasurement (gain) on derivative liability	—	(27)
Changes in operating assets and liabilities:
Accounts receivable	1,703	(171)
Inventories	(1,077)	(279)
Investment in sales-type lease	64	60
Capitalized commissions	7	20
Prepaid expenses and other current assets	(254)	(34)
Right-of-use assets under operating leases	278	(371)
Operating lease obligations	(282)	404
Other long-term assets	(6)	(21)
Accounts payable and accrued liabilities	(113)	(177)
Other long-term liabilities	(1)	95
Unearned revenue	(733)	(1,122)
Net cash used in operating activities	(3,939)	(2,566)
Investing activities
Purchases of property and equipment	(204)	(616)
Capitalization of software development costs	(755)	(328)
Net cash used in investing activities	(959)	(944)
Financing activities
Proceeds from notes payable	8,500	—
Payments on notes payable	(10)	—
Payment on debt issuance costs	(193)	—
Proceeds from issuance of common stock and warrants	1,200	—
Proceeds from exercise of common stock options	1	58
Payments on finance lease obligations	(3)	(23)
Net cash provided by (used in) financing activities	9,495	35
Changes in cash and cash equivalents due to changes in foreign currency	85	7
Net increase (decrease) in cash and cash equivalents	4,682	(3,468)
Cash and cash equivalents at beginning of year	3,299	9,989
Cash and cash equivalents at end of period	$7,981	$6,521
Supplemental cash flow information:

Interest paid	$132	$2
Income taxes paid, foreign	19	28
Non-cash financing and investing activities:
Equity warrant issued in conjunction with notes payable due to related parties	163	—
Property and equipment financed by finance lease or accounts payable	16	253

Sonic Foundry, Inc.

Consolidated Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

	Three Months Ended December 31,
	2022	2021
Net income (loss)	$(4,388)	$(1,528)
Add:
Depreciation and amortization	480	252
Income tax expense (benefit)	137	(1)
Interest expense (income)	146	(5)
Stock-based compensation expense	319	221
Severance	407	-
Adjusted EBITDA	$(2,899)	$(1,061)